UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2009

EDDIE BAUER HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33070 (Commission File Number)	42-1672352 (IRS Employer Identification No.)

10401 NE 8TH STREET, SUITE 500

BELLEVUE, WA 98004

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (425) 755-6544

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2009, the Board of Directors of Eddie Bauer Holdings, Inc. (the “Company”) elected Jerry M. Comstock, Jr. and Scott Galloway, nominees proposed by our term loan lenders pursuant to the terms of the First Amendment (“First Amendment”) dated April 2, 2009, to the Amended and Restated Term Loan Agreement between the Company and the lenders named therein. On the same date, the Board expanded its size to twelve members to open new seats for the newly elected directors. The Board size will reduce to seven following the 2009 Annual Meeting of Stockholders (“Annual Meeting”), as previously announced.

To accommodate the reduction in Board size pursuant to the First Amendment, two members of the Board – John Brouillard and Laurie Shahon – have volunteered to not stand for reelection at our Annual Meeting. Both have been integral and respected members of the Board since the Board’s appointment in 2005 as the Company emerged from the Spiegel bankruptcy. The Company has previously announced that three other Board members have decided not to stand for reelection at the Annual Meeting.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Warrant Agreement dated April 2, 2009, among Eddie Bauer Holdings, Inc., and the Holders of the Warrants listed on Schedule A thereto.

10.1	First Amendment dated April 2, 2009, to Amended and Restated Term Loan Agreement between the Company and the lenders named therein.

10.2	Registration Rights Agreement dated April 2, 2009, among Eddie Bauer Holdings, Inc., and the Holders of Warrants listed on Schedule A to the Warrant Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDDIE BAUER HOLDINGS, INC. (Registrant)

Dated: April 22, 2009	By:	/s/ Freya R. Brier
Freya R. Brier Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

4.1	Warrant Agreement dated April 2, 2009, among Eddie Bauer Holdings, Inc., and the Holders of the Warrants listed on Schedule A thereto.

10.1	First Amendment dated April 2, 2009, to Amended and Restated Term Loan Agreement between the Company and the lenders named therein.

10.2	Registration Rights Agreement dated April 2, 2009, among Eddie Bauer Holdings, Inc., and the Holders of Warrants listed on Schedule A to the Warrant Agreement.